September 13, 2005 – Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) Announces Fourth Quarter and Annual Results for Fiscal 2005

Net1 today announced results for the fourth quarter and fiscal year ended June 30, 2005. For the fourth quarter, revenue grew by 5% to $41.4 million compared to $39.6 million in the prior year and for fiscal 2005, revenue grew by 35% to $176.3 million compared to $131.1 in the prior year. Fourth quarter and annual net income for 2005 was $10.1 million and $44.6 million, respectively, or $0.185 and $0.814 per common share and linked unit, compared to a net loss of $5.3 million and net income of $13.3 million, respectively, or ($0.139) and $0.396 per common share, for the fourth quarter and fiscal 2004. This represents a 235% increase in net income in fiscal 2005.

Net1's net income for fiscal 2005 and the fourth quarter of 2005 include costs of $1.8 million related to the public offering and Nasdaq listing. Net1's net income for fiscal 2004 and the fourth quarter of 2004 include taxes and charges of $15.1 million and $11.8 million, respectively, related to Net1's reorganization completed on June 7, 2004.

Fourth Quarter Highlights
The Company reported:
  The continuation of its merchant acquiring project during the fourth quarter, with an additional 829 Point of Service (“POS”) terminals installed during the quarter. Net1 had a total of 3,235 POS terminals at 1,880 locations as of June 30, 2005. The total transaction value processed through these terminals during the fourth quarter amounted to $87.6 million, compared to $45.5 million processed during the third quarter of fiscal 2005, a 93% increase;
  10.0 million payments were effected through transaction-based activities for the quarter, a 10% increase over the prior year fourth quarter;
  3.4 million smart card based accounts were active at June 30, 2005, compared to 3.1 million active accounts as of June 30, 2004, a 10% increase;
  The commencement of an underwritten public offering of our common stock by selling shareholders. The offering was completed and we listed on the Nasdaq National Market in August 2005.

Use of Non-GAAP Financial Information
Management evaluates earnings per share on the basis of all outstanding shares, as opposed to weighted shares, as of June 30. The Company believes that this measure is useful because this information will assist investors in comparing the Company’s financial performance between the periods presented.

The result of applying this Non-GAAP measure of 55.3 million shares when calculating earnings per share for the fourth quarter and fiscal year ended June 30, 2005, is earnings per share of $0.183 and $0.806, respectively. The result of applying this Non-GAAP measure of 55.3 million shares when calculating (loss) earnings per share for the fourth quarter and year ended June 30, 2004 is a loss per share of $0.096 and earnings per share of $0.240, respectively.

Management also applies a constant exchange rate of 6.6840 South African rand (“ZAR”) to one US dollar for the fourth quarter and year to date of fiscal 2004 and fiscal 2005. These financial measures are not in accordance with GAAP. The Company believes that these measures are useful because this information will assist investors in comparing the Company’s financial performance on a consistent basis.

The result of applying these Non-GAAP measures is revenue of $39.8 million and $163.8 million, respectively, for the fourth quarter and year ended June 30, 2005, compared to $39.2 million and $135.7 million, respectively, in the prior year fourth quarter and year to June. For the fourth quarter and year ended June 30, 2005, net income on this basis was $9.7 million and $41.4 million, respectively, compared to a net loss of $5.2 million and net income of $13.8 million, respectively, for the fourth quarter and year ended June 30, 2004.

The following tables provide a comparison and indicate the reconciliation between the GAAP and non-GAAP financial information as presented above:

For the fourth quarter of fiscal 2005 and 2004

	Fourth Quarter 2005: GAAP	Fourth Quarter 2004: GAAP	Fourth Quarter 2005: non- GAAP	Fourth Quarter 2004: non- GAAP
ZAR : US $ exchange rate used for income and expense items	ZAR6.42=US$1	ZAR6.61=US$1	ZAR6.68=US$1	ZAR6.68=US$1

Revenue	$41.4 million	$39.6 million	$39.8 million	$39.2 million
Revenue growth	5%		2%

Net income (loss)	$10.1 million	$(5.3) million	$9.7 million	$(5.2) million
Net income growth	n/a		n/a

Number of shares used to calculate earnings (loss) per share	54.8 million	37.9 million	55.3 million	55.3 million
Earnings (loss) per share	$0.185	$(0.139)	$0.176	$(0.095)
Earnings per share growth	n/a		n/a

For the year ended June 30, 2005 and 2004

	Year to date 2005: GAAP	Year to date 2004: GAAP	Year to date 2005: non- GAAP	Year to date 2004: non- GAAP
ZAR : US $ exchange rate used for income and expense items	ZAR6.21=US$1	ZAR6.92=US$1	ZAR6.68=US$1	ZAR6.68=US$1

Revenue	$176.3 million	$131.1 million	$163.8 million	$135.7 million
Revenue growth	35%		21%

Net income	$44.6 million	$13.3 million	$41.4 million	$13.8 million
Net income growth	235%		201%

Number of shares used to calculate earnings per share	54.7 million	33.6 million	55.3 million	55.3 million
Earnings per share	$0.814	$0.396	$0.750	$0.249
Earnings per share growth	106%		201%

Comments and Outlook
Serge Belamant, Chairman and CEO, stated: “We are very proud of our achievements during fiscal 2005 -in twelve months, we have managed to successfully list Net1 on the NASDAQ, become compliant with Sarbanes-Oxley requirements with no material weaknesses reported and meet all the requirements of being an accelerated filer, whilst growing our bottom line on a normalized basis by 27%. The penetration and momentum of our merchant acquiring initiative has once again reaffirmed that our business model is welcomed by all our stakeholders. Now that we are a true global company as reflected by our structure,

NASDAQ listed status, analyst coverage and our expanded stockholder base of international investors, we can focus on identifying new territories in Africa and other continents where our business models, backed by our unique technology, will provide us with the growth we require to become the payment system of choice in developing economies.

Fiscal 2006 will be spent structuring and deploying our international expansion program by targeting certain acquisitions and partnerships, as well as through the creation of joint ventures in which we will retain a substantial stake. We will also continue to grow our South African operations through the launch of our Cell-C initiative, our HIV/AIDS drug distribution system, our wage payment system and our sustained efforts to assist the South African government to provide the most dignified service delivery to all South African social welfare beneficiaries.

The year ahead augurs well as we forge ahead to optimize returns for our investors whist uplifting the lives of all our clients.

For fiscal 2006, we are providing annual diluted earnings per share guidance of $0.93 to $0.98 for growth of 17% to 23% compared to diluted earnings per share of $0.796 in fiscal 2005, assuming an exchange rate of ZAR6.5 = US$1.”

Conference call
Net1 will host a conference call to review these results at 10:30 a.m. EST on Tuesday, September 13, 2005. The conference may be accessed by dialling 1-800-860-2442 (U.S. only), 1-866-519-5086 (Canada only), 0-800-917-7042 (U.K. only) or 0-800-200-648 (South Africa only) five minutes prior to the start of the call. The pass code is “Net1”. The call will also be webcast on the Net1 homepage, www.net1ueps.com. A replay of the call may be accessed through the Net1 website through September 27, 2005.

About Net1 (www.net1ueps.com)

Net1 provides its universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. The Company believes that it is the first company worldwide to implement a system that can enable the estimated four billion people who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. To accomplish this, the Company has developed and deployed the UEPS. This system uses secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of Net1’s system can enter into transactions at any time with other card holders in even the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, Net1’s system can be used for banking, health care management, international money transfers, voting and identification.

     This announcement may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Contact William Espley at Net1 Investor Relations at:
Telephone: (604) 484-8750
Toll Free: 1-866-412-NET1 (6381)